Exhibit 99.1

Marlborough Software Development Holdings Inc. Reports Second Quarter Results for 2012

The Company reported revenue of $1,965,000, an increase of $197,000 or 11% from revenue of $1,768,000 for the first quarter of 2012.

MARLBOROUGH, Mass.—(Business Wire)—August 14, 2012—Marlborough Software Development Holdings Inc. (“MSDH”) (OTCBB: MBGH) today reported revenue of $1,965,000 for the three months ended June 30, 2012, an increase of $197,000 or 11% as compared to the three months ended March 31, 2012 and a decrease of $117,000 or 6% as compared to revenue of $2,082,000 for the three months ended June 30, 2011. The Company’s cash balance at June 30, 2012 totaled $2,912,000, an increase of $2,361,000 from a balance of $551,000 at December 31, 2011 (primarily as the result of cash received from Bitstream in the spin-off of MSDH on March 14, 2012) and a decrease of $2,646,000 from a balance of $5,558,000 at March 31, 2012.

GAAP Loss

Our loss from operations increased $73,000 to $2,424,000 for the three months ended June 30, 2012, as compared to $2,351,000 for the three months ended June 30, 2011. Our net loss increased $107,000 to $2,500,000 or $0.23 per share for the three months ended June 30, 2012, as compared to $2,393,000 or $0.22 per share for the three months ended June 30, 2011.

Non-GAAP Loss

Our non-GAAP results exclude stock-based compensation expense, allocated costs associated with the resignation in May 2011 of the CEO of our former parent, Bitstream Inc., as well as the amortization of intangible assets primarily acquired from Press-Sense Ltd., and include MSDH expenses charged to Bitstream Inc. via our management fee agreement or allocated to Bitstream Inc. via our allocation methodology. Our non-GAAP loss from operations decreased $417,000 to $2,323,000 for the three months ended June 30, 2012, as compared to $2,740,000 for the three months ended June 30, 2011. Our non-GAAP net loss decreased $383,000 to $2,399,000 or $0.22 per share for the three months ended June 30, 2012, as compared to $2,782,000 or $0.26 per share for the three months ended June 30, 2011. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

“We believe that we have been making progress during our first complete quarter as a fully independent company”, said Pinhas Romik, President and Chief Executive Officer. “We were able to increase revenue by 11% for the three months that ended June 30, 2012 as compared to the prior quarter. We have continued to strengthen our sales and marketing organization with the addition of sales personnel and new distributors, setting the framework to capitalize on the anticipated global economic recovery and the return to growth in our target markets of Eastern Europe, China, and South America. In the third quarter we have received our first orders from new markets, including orders from Poland, Singapore and Brazil.”

“In the second quarter of this year we continued the improvement of our products, and the globalization of our entire product line, localizing our software in ten languages and developing new versions of our entire product line. These new software versions will be released in the next week and will improve our market presence and broaden our product distribution to new regions” said Mr. Romik, “We believe, although there can be no assurance, that our current strategy provides sufficient cash to continue to execute our business plan, as a precaution, we are pursuing additional sources of funds and examining further cost reduction measures to ensure sustaining growth and stability in serving our customers.”

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Forward-looking statements can be identified by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including MSDH’s Annual Report on Form 10-K for the year ended December 31, 2011, as supplemented by MSDH’s subsequent quarterly reports on Form 10-Q in 2012. We undertake no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise after the date of this document.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company also presents non-GAAP measures relating to income or loss from operations, net income or loss, and net income or loss per diluted share which were adjusted from amounts determined based on GAAP to exclude share-based compensation expenses, allocated resignation costs of the CEO of our former parent, as well as expenses from the amortization of intangible assets primarily acquired from Press-sense Ltd. , and include non-transaction related MSDH expenses charged to Bitstream Inc. via our management fee agreement or allocated to Bitstream Inc. via our allocation methodology as discussed further in our Form 10-K filed March 30, 2012.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of MSDH’s current financial performance and the Company’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business.

These financial measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of MSDH’s results of operations as determined in accordance with GAAP.

These non-GAAP measures should only be used to evaluate MSDH’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP.

About Marlborough Software Development Holdings Inc. (“MSDH”)

MSDH’s Pageflex brand enables companies across the globe to communicate their marketing messages more easily and effectively. The award-winning Pageflex product line sets the standard for excellence and innovation in targeted marketing and brand management. Pageflex offers the ability to personalize any form of communication in print, e-mail, or on the Web. Pageflex pioneered the concepts of variable data and web-to-print storefronts, and has expanded to offer software for multi-channel campaign management, dynamic publishing, and back-end production automation. Pageflex solutions use the patented Pageflex variable publishing engine and Adobe® InDesign®. For more information, visit www.pageflex.com.

Marlborough Software Development Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Software licenses	$628	$604	$1,044	$1,367
Services	1,337	1,478	2,689	2,977

Total revenue	1,965	2,082	3,733	4,344

Cost of revenue:
Software licenses	261	405	463	581
Services	688	520	1,212	980

Total cost of revenue	949	925	1,675	1,561

Gross profit	1,016	1,157	2,058	2,783

Operating expenses:
Marketing and selling	1,169	821	2,236	1,698
Research and development	1,486	1,650	3,371	3,451
General and administrative	785	1,037	2,017	1,788

Total operating expenses	3,440	3,508	7,624	6,937

Operating loss	(2,424)	(2,351)	(5,566)	(4,154)

Other (expense) income, net	(17)	26	(43)	32

Loss before provision for income taxes	(2,441)	(2,325)	(5,609)	(4,122)
Provision for income taxes	59	68	111	91

Net loss	$(2,500)	$(2,393)	$(5,720)	$(4,213)

Basic and diluted net loss per share	$(0.23)	$(0.22)	$(0.53)	$(0.39)

Basic and diluted weighted average shares outstanding	10,752	10,752	10,752	10,752

Marlborough Software Development Holdings Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash	$2,912	$551
Accounts receivable, net	438	628
Prepaid expenses and other current assets	784	394

Total current assets	4,134	1,573

Property and equipment, net	1,699	1,355
Other	437	238
Goodwill	3,297	3,297
Intangible assets, net	2,869	3,070

Total assets	$12,436	$9,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$399	$169
Accrued payroll and other compensation	796	775
Other accrued expenses	734	388
Short-term deferred revenue	2,101	2,200

Total current liabilities	4,030	3,532

Long-term deferred revenue	583	526
Long-term deferred rent	489	506

Total liabilities	5,102	4,564

Total stockholders’ equity	7,334	4,969

Total liabilities and stockholders’ equity	$12,436	$9,533

Marlborough Software Development Holdings Inc. and Subsidiaries

Non-GAAP Results

(In Thousands, Except Per Share Data)

(unaudited)

The following table shows MSDH’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating loss:
GAAP operating loss	$(2,424)	$(2,351)	$(5,566)	$(4,154)
Stock-based compensation	—	85	1,420	221
Amortization of intangible assets	101	102	201	204
Allocation to former parent	—	(923)	(818)	(1,465)
Resignation costs, former CEO	—	347	—	347

Non-GAAP operating loss	$(2,323)	$(2,740)	$(4,763)	$(4,847)

Net loss:
GAAP net loss	$(2,500)	$(2,393)	$(5,720)	$(4,213)
Stock-based compensation	—	85	1,420	221
Amortization of intangible assets	101	102	201	204
Allocation to former parent	—	(923)	(818)	(1,465)
Resignation costs, former CEO	—	347	—	347

Non-GAAP net loss	$(2,399)	$(2,782)	$(4,917)	$(4,906)

Net loss per share:
GAAP net loss per share	$(0.23)	$(0.22)	$(0.53)	$(0.39)
Stock-based compensation per share	—	0.01	0.13	0.02
Amortization of intangible assets per share	0.01	0.01	0.02	0.02
Allocation to former parent per share	—	(0.09)	(0.08)	(0.14)
Resignation costs, former CEO per share	—	0.03	—	0.03

Non-GAAP net loss per share	$(0.22)	$(0.26)	$(0.46)	$(0.46)

For the three and six month periods ended June 30, 2012 and 2011, net loss per share is based on 10,752,000 weighted average shares outstanding. GAAP and Non-GAAP amounts exclude $0 and $2,254,000 for the three and six months ended June 30, 2012, respectively, for Separation, Distribution, and Merger costs which were incurred by MSDH and subsequently charged to Bitstream Inc. via a management fee agreement.